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                                                                     Exhibit 5.1


September 26, 2003


CitiFinancial Mortgage Securities Inc.
300 St. Paul Place
Baltimore, Maryland 21202


Ladies and Gentlemen:

This opinion is being provided by the undersigned, as an attorney in the Corporate Law Department of Citigroup Inc. I have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers $1 billion aggregate principal amount of Certificates (the "Certificates") of one or more series to be issued by CitiFinancial Mortgage Securities Inc. ("CFMSI") evidencing fractional undivided interests in a trust or trusts to be created by CFMSI.

Each series of Certificates will be issued pursuant to a separate Pooling and Servicing Agreement (the "Pooling and Servicing Agreement" for such series) among CFMSI, as depositor, CitiFinancial Mortgage Company, Inc. ("CFMC"), as servicer, and a commercial bank, savings and loan association or trust company (the "Trustee" for such series).

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of CFMSI, such other documents and certificates of public officials, officers and representatives of CFMSI and other persons and such other documents, agreements and instruments, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In arriving at the opinions expressed below, I have assumed that the signatures on all documents that I have examined are genuine. In addition, I have assumed that each of the Certificates and each Pooling and Servicing Agreement will be in substantially the forms thereof filed or to be filed as an exhibit to the Registration Statement; and that CFMC and the Trustee each will have the power, authority and legal right to enter into the related Pooling and Servicing Agreement.

Based on the foregoing, I am of the opinion that:

1. CFMSI is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2. When the issuance, execution and delivery of any particular series of Certificates have been duly authorized by CFMSI, and when the Certificates of such series have been duly executed and delivered by CFMSI, duly authenticated by or on behalf of the Trustee and issued and sold as contemplated by the Registration Statement and the prospectus delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable and entitled to the benefits provided by the applicable Pooling and Servicing Agreement.

3. When a Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by CFMSI, CFMC and the Trustee, such Pooling and Servicing Agreement will constitute a valid, binding and enforceable obligation of CFMSI subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors


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      generally and to general principles of equity and the discretion of the court (regardless whether enforceability is considered in a proceeding in equity or at law).


The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and applicable provisions of the Constitution of the State of Delaware, including reported judicial decisions interpreting such provisions of Delaware law, and the laws of the State of New York.

I hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the heading "Legal opinions" in any prospectus filed in connection with the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/  Michael J. Tarpley


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